UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
____________________

FORM 8-K
____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2014
____________________

RealPage, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4000 International Parkway Carrollton, Texas	75007
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (972) 820-3000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On May 5, 2014, RealPage, Inc. (the “Company”) entered into a Fourth Amendment to Amended and Restated Credit Agreement (the “Fourth Amendment)” by and among the Company, Wells Fargo Capital Finance, LLC, as the arranger and administrative agent (“Agent”) and the lenders party thereto (the “Lenders”). The Fourth Amendment amends the terms of the Company’s existing Amended and Restated Credit Agreement, dated as of December 22, 2011 (the “Credit Facility”), by and among the Company, the Agent and the Lenders. Under the terms of the Fourth Amendment, the restrictive covenants were amended to permit the Company to repurchase up to $75,000,000 of the Company’s capital stock, subject to certain conditions. Additionally, the fixed charge coverage ratio was replaced with a new minimum interest expense coverage ratio and the maximum capital expenditures limitations were increased.

The Agent, Lenders and their affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

 The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the full text of the Fourth Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.02  Results of Operations and Financial Condition

On May 6, 2014, RealPage, Inc. issued a press release reporting its financial results for its fiscal quarter ended March 31, 2014. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01  Other Events

On May 6, 2014, the Company issued a press release announcing that its board of directors authorized a stock repurchase program, under which the Company may purchase up to $50 million of its outstanding shares of common stock continuing for a period of up to one year.  Under the repurchase program, the Company is authorized to repurchase shares through Rule 10b5-1 plans, open market purchases, privately negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended.  The Company may choose to suspend or discontinue the repurchase program at any time.  Any repurchased shares will be retired to the status of authorized and unissued shares. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Fourth Amendment to Amended and Restated Credit Agreement among the Registrant, Wells Fargo Capital Finance, LLC and the Lenders Party thereto dated May 5, 2014.

99.1	RealPage, Inc. Press Release dated May 6, 2014.

The information furnished in this Current Report under Item 2.02 and Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealPage, Inc.

(Registrant)

May 6, 2014	/s/ TIMOTHY J. BARKER

(Date)	Timothy J. Barker Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Fourth Amendment to Amended and Restated Credit Agreement among the Registrant, Wells Fargo Capital Finance, LLC and the Lenders Party thereto dated May 5, 2014.

99.1	RealPage, Inc. Press Release dated May 6, 2014.